UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 2, 2006
EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)
INDIANA
(State of incorporation or organization)
0-23264
(Commission file number)
35-1542018
(I.R.S. Employer
Identification No.)
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)
(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into Material Definitive Agreement.
     On November 2, 2006, Emmis Operating Company (“EOC”), a wholly owned subsidiary of Emmis Communications Corporation (“ECC,” and together with EOC and its other subsidiaries “Emmis” or “we”), amended and restated its Revolving Credit and Term Loan Agreement (the “credit facility”) to provide for total borrowings of up to $600 million, including (i) a $455 million term loan and (ii) a $145 million revolver, of which $50 million may be used for letters of credit. The credit facility also provides for the ability to have incremental facilities of up to $450 million, a portion of which may be allocated to a revolver. Emmis may access the incremental facility on one or more occasions, subject to certain provisions, including a potential market adjustment to pricing of the entire credit facility.
     All outstanding amounts under the credit facility bear interest, at the option of EOC, at a rate equal to the Eurodollar Rate or an alternative base rate (as defined in the credit facility) plus a margin. The margin over the Eurodollar Rate or the alternative base rate varies under the revolver (ranging from 0% to 2.25%), depending on Emmis’ ratio of debt to consolidated operating cash flow, as defined in the agreement. The margins over the Eurodollar Rate and the alternative base rate are 2.00% and 1.00%, respectively, for the term loan facility. Interest is due on a calendar quarter basis under the alternative base rate and at least every three months under the Eurodollar Rate. Beginning six months after closing, the credit facility requires Emmis to maintain fixed interest rates, for at least a three year period, on a minimum of 30% of its total outstanding debt, as defined.
     The term loan and revolver mature on November 1, 2013 and November 2, 2012, respectively. Beginning on August 31, 2007, the borrowings under the term loan are payable in equal quarterly installments equal to 0.25% of the term loan, with the remaining balance payable November 1, 2013. Proceeds from raising additional equity, issuing additional subordinated debt or from asset sales, as well as excess cash flow, may be required to be used to repay amounts outstanding under the credit facility. Whether these mandatory repayment provisions apply depends, in certain instances, on Emmis’ total leverage ratio, as defined under the credit facility.
     Borrowing under the credit facility depends upon our continued compliance with certain operating covenants and financial ratios, including leverage and fixed charge coverage as specifically defined. The operating covenants and other restrictions with which we must comply include, among others, restrictions on additional indebtedness, incurrence of liens, engaging in businesses other than our primary business, paying certain dividends, redeeming or repurchasing capital stock of Emmis, acquisitions and asset sales. No default or event of default has occurred or is continuing. The credit facility provides that an event of default will occur if there is a change of control of Emmis, as defined. The payment of principal, premium and interest under the credit facility is fully and unconditionally guaranteed, jointly and severally, by ECC and most of its existing wholly-owned domestic subsidiaries. Substantially all of Emmis’ assets, including the stock of Emmis’ wholly-owned, domestic subsidiaries, are pledged to secure the credit facility.
     A copy of the Amended and Restated Revolving Credit and Term Loan Agreement is attached as Exhibit 10.1 and the summary above is qualified by reference to the full text of the document.
     In connection with the November 2, 2006 declaration of a special dividend of $4 per share of ECC’s common stock, the Compensation Committee of the Board of Directors of ECC (the “Committee”) authorized equitable adjustments to be made to various equity compensation arrangements with directors, officers and employees of Emmis. These adjustments are intended to comply with Sections 409A and/or 422 of the Internal Revenue Code and are intended to avoid dilution or enlargement of the rights of any grantee. For outstanding stock option awards, both the exercise price and number of shares will be adjusted. The exercise price will be adjusted by dividing the current exercise price by the pre-dividend fair market value, then multiplying that amount by the post-dividend fair market value. The number of shares will be adjusted by multiplying the number of shares covered by the original option grant times a fraction, the numerator of which is the pre-dividend fair market value and the denominator of which is the post-dividend fair market value. A similar adjustment will be made to shares being acquired under the Employee Stock Purchase Plan, but no adjustments are necessary for previously granted restricted stock awards since they will receive the dividend payment. For stock options and restricted stock to be granted in the future pursuant to employment agreements or certain other compensation arrangements, the number of shares (but not the exercise price) will be adjusted by multiplying the number of shares originally to be awarded by a fraction, the numerator of which is the pre-dividend fair market value and the denominator of which is the post-dividend fair market value. The Committee has directed management to effect the adjustments promptly after the ex-dividend date, which is the date on which the pre- and post-dividend fair market values can be determined. We have been advised by Nasdaq that the ex-dividend date will be November 24, 2006.

ITEM 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The discussion of the Amended and Restated Revolving Credit and Term Loan Agreement under Item 1.01 above is incorporated by reference into this Item 2.03.
ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 2, 2006, Frank Sica informed management that he did not intend to stand for re-election when his current term expires at the next annual meeting of shareholders. The next annual meeting of shareholders is scheduled for February 13, 2007.
ITEM 8.01. Other Events.
     On November 2, 2006, the Company issued a press release announcing the declaration of a $4 dividend on each share of its common stock. The record date is November 12, 2006 and the payment date is November 22, 2006. We have been advised by Nasdaq that the ex-dividend date will be November 24, 2006, the first trading day after the payment date. A copy of the press release is attached as Exhibit 99.1.
     Certain statements included in this Form 8-k which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others: material adverse changes in economic conditions in the markets of Emmis; the ability of Emmis’ stations and magazines to attract and retain advertisers; loss of key personnel; the ability of Emmis’ stations to attract quality programming and its magazines to attract good editors, writers and photographers; uncertainty as to the ability of Emmis’ stations to increase or sustain audience share for their programs and Emmis’ magazines to increase or sustain subscriber demand; competition from other media and the impact of significant competition for advertising revenues from other media; future regulatory actions and conditions in the operating areas of Emmis; the necessity for additional capital expenditures and whether Emmis’ programming and other expenses increase at a rate faster than expected; increasingly hostile reaction of various individuals and groups, including the government, to certain content broadcast on radio and television stations in the United States; financial community and rating agency perceptions of Emmis’ business, operations and financial condition and the industry in which it operates; the effects of terrorist attacks, political instability, war and other significant events; rapid changes in technology and standards in Emmis’ industry; whether pending transactions, if any, or any of the transactions described above are completed on the terms and at the times set forth, if at all; and other risks and uncertainties inherent in the radio broadcasting and magazine publishing businesses. Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

EXHIBIT #	DESCRIPTION

10.1	Amended and Restated Revolving Credit and Term Loan Agreement, Dated November 2, 2006.

99.1	Press release dated November 2, 2006.

Signatures.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: November 7, 2006	By:	/s/ J. Scott Enright

J. Scott Enright, Senior Vice President,
Associate General Counsel and Secretary

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